EXHIBIT (17)(f)

The Quality Bond Portfolio of THE ASSET PROGRAM, INC. P.O. Box 9011 Princeton, New Jersey 08543-9011

PROXY

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Donald C. Burke, Terry K. Glenn and Allan J. Oster as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of common stock of the Quality Bond Portfolio of The Asset Program, Inc. (the “Fund”) held of record by the undersigned on September 26, 2000 at the special meeting of shareholders of the Fund to be held on November 14, 2000 or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1.

By signing and dating the reverse side of this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote “FOR” the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

(Continued and to be signed on the reverse side)

Please mark boxes |X| or | | in blue or black ink.

1.	To approve an Agreement and Plan of Reorganization between the Quality Bond Portfolio of The Asset Program, Inc. and the Investment Grade Portfolio of Merrill Lynch Corporate Bond Fund, Inc.

FOR |_|	AGAINST |_|	ABSTAIN |_|

2.	In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _________________________________________, 2000

X __________________________________________
Signature

X __________________________________________
Signature, if held jointly

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.